SECURITIES AND EXCHANGE COMMISSION
                    Washington, DC 20549
                ____________________________

                          FORM 8-K

                   Current Report Pursuant
                to Section 13 or 15(d) of the
               Securities Exchange Act of 1934

       Date of report (Date of earliest event reported):
                       August 6, 2001
                ____________________________

                  THE EARTHGRAINS COMPANY
   (Exact Name of Registrant as Specified in Its Charter)

                         DELAWARE
      (State or Other Jurisdiction of Incorporation)

       1-7554                36-3201045
(Commission file Number)     (I.R.S. Employer
                             Identification No.)

8400 Maryland Avenue, St. Louis, Missouri      63105
(Address of Principal Executive Offices)     (Zip Code)

                    (314) 259-7000
    (Registrant's Telephone Number, Including Area Code)
    ____________________________________________________
    ____________________________________________________

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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

     Sara Lee Corporation announced on August 8, 2001 that it has acquired over 90% of The Earthgrains Company's ("Registrant's") outstanding common stock as discussed more fully in the press release attached hereto as Exhibit 99.1 and incorporated herein by reference. Sara Lee has accepted for payment all validly tendered shares among the 40.2 million shares (representing approximately 93% of Registrant's outstanding shares) tendered pursuant to: (i) a tender offer for the Registrant's stock dated July 3, 2001, and (ii) an Agreement and Plan of Merger dated June 29, 2001. Sara Lee will pay $40.25 per share for each share accepted for payment from its funds, including funds obtained pursuant to certain loans from The Chase Manhattan Bank.

ITEM 5.  OTHER EVENTS.

     Registrant announced on August 6, 2001 that the European Commission had approved SLC's acquisition of Registrant, as discussed more fully in the press release attached hereto as Exhibit 99.2 and incorporated herein by reference.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 THE EARTHGRAINS COMPANY
                                 (Registrant)

Date:  August 7, 2001       BY:  /S/ JOSEPH M. NOELKER
                                 Joseph M. Noelker
                                 Vice President, General Counsel
                                 and Corporate Secretary

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            EXHIBIT INDEX


Exhibit No.        Description of Index
------------       --------------------

Exhibit 99.1       Press Release

Exhibit 99.2       Press Release


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